Exhibit 10.5

June 27, 2012

JWC Warrant Holdings, LLC
Bay Colony Corporate Center
North Entrance
1000 Winter Street, Suite 4300
Waltham, MA 02451

Re:	Warrant Purchase Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the purchase by the undersigned of certain warrants exercisable for shares of Buyer Common Stock that, upon the consummation of the Merger, will become exercisable for shares of Holdings Common Stock, held by JWC Warrant Holdings, LLC in connection with the transactions contemplated by the Contribution and Merger Agreement by and among JWC Acquisition Corp. (“Buyer”), The Tile Shop, LLC, ILTS, LLC, The Tile Shop, Inc., JWTS, Inc. and each of the other Members of the Company, Nabron International, Inc., Holdings, TS Merger Subsidiary, Inc. and Peter Jacullo, in his capacity as Sellers’ Representative, as amended from time to time (the “Definitive Agreement”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Definitive Agreement.

This Agreement is being executed and delivered simultaneously with the execution and delivery of the Definitive Agreement and shall become effective as of the Closing Date. In the event the Definitive Agreement is terminated prior to the Closing Date, this Agreement shall terminate without any further action by any of the parties hereto and no party shall have any liability or further obligation to any other party to this Agreement.

In order to induce Buyer to enter into the Definitive Agreement and to consummate the transactions contemplated by the Definitive Agreement, each of the undersigned hereby agrees that, immediately prior to the Effective Time, he, she or it shall purchase from JWC Warrant Holdings, LLC the number of Warrants set forth opposite such undersigned’s name on the signature pages hereof for an aggregate purchase price set forth adjacent to the number of such Warrants, payable by the undersigned to JWC Warrant Holdings, LLC by wire transfer of immediately available funds. The obligation of each of the undersigned is several and not joint.

The Warrants purchased by the undersigned hereby shall remain subject to the terms and conditions of the Warrant Agreement in all respects.

Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

JWC Warrant Holdings, LLC hereby represents and warrants that it is the owner of warrants to purchase 4,466,885 shares of Buyer Common Stock, which JWC Warrant Holdings, LLC acquired from public warrantholders of Buyer for an aggregate purchase price of $3,419,327.00 (the “Warrants”). JWC Warrant Holdings, LLC further represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms and conditions; (d) no notice or filing with, or authorization, consent or approval of, any government or governmental agency is required in order to consummate the sale of the Warrants contemplated by this Agreement; (e) the execution, delivery, and performance of this Agreement has been duly authorized by its members; (f) neither that the execution and delivery of this Agreement nor the consummation of the sale of the Warrants hereunder will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which it is subject or any provision of its governing documents, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or any other arrangement to which is a party or by which it is bound, or to which any of its assets are subject, or result in the imposition or creation of a lien upon or with respect to its membership interests; (g) it holds of record and beneficially all of the Warrants, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands; and (h) it is not a party to any option, warrant, purchase, right, or other contract or commitment other than this Agreement that could require it to sell, transfer, or otherwise dispose of the Warrants.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall constitutes one and the same investment.

This Agreement may not be amended prior to the Closing Date without the written consent of each of the undersigned and of JWC Warrant Holdings, LLC.

Very truly yours,

Name and Signature of Warrant Purchasers			No. of Warrants	Purchase Price

Nabron International, Inc.			2,390,342	$1,829,767.51

By:	/s/ Raymond Long Sing Tang, /s/ Louise Mary Garbarino
Name:	Raymond Long Sing Tang / Louise Mary Garbarino
Title:	Authorized Signatures

The Tile Shop, Inc.			1,204,528	$922,046.37

By:	/s/ Robert A. Rucker
Name: Robert A. Rucker
Title: CEO

JWTS, INC.			750,310	$574,349.96

By:	/s/ Peter J. Jacullo, III
Name: Peter J. Jacullo, III
Title: President

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin,			37,005	$28,326.72
as Trustee of the Peter H. Kamin Revocable
Trust

By:	/s/ Peter H. Kamin	,	22,200	$16,993.73
Name: Peter H. Kamin,
as Trustee of the Peter H. Kamin Childrens’
Trust

By:	/s/ Peter H. Kamin		13,304	$10,183.99
Name: Peter H. Kamin as Trustee under the
Peter H. Kamin GST

[Signature Page to Warrant Purchase Agreement]

3K LIMITED PARTNERSHIP

By:	/s/ Peter H. Kamin	14,799	$11,328.39
Name:	Peter H. Kamin
Title:	Trustee, Managing Partner

By:	/s/ Todd Krasnow	28,103	$21,512.38
Name:	Todd Krasnow

FAMILY OFFICE INVESTORS, LLC		2,962	$2,267.36

By:	/s/ Mark Riser
Name:	Mark Riser
Title:	Sole Member

	/s/ Warren W. Garden	2,220	$1,699.37
Warren W. Garden

	/s/ Irene P. McCarthy
Irene P. McCarthy

		1,112	$851.22

	/s/ Robert McCarthy
Robert McCarthy

[Signature Page to Warrant Purchase Agreement]

Acknowledged and Agreed:

JWC WARRANT HOLDINGS, LLC

By:	/s/ Adam L. Suttin
Name: Adam L. Suttin
Title: President

[Signature Page to Warrant Purchase Agreement]